UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

COLE REAL ESTATE INVESTMENTS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________________________

(2)	Form, Schedule or Registration Statement No.: ____________________________________________________

(3)	Filing Party: ____________________________________________________

(4)	Date Filed: ____________________________________________________

Email to Cole Stockholders Who Elect to Receive Electronic Materials

Thank you for agreeing to receive communications from COLE REAL ESTATE INVESTMENTS, INC. and vote by proxy via the Internet. Pursuant to our records, your consent to electronic delivery was given in the past.

This is an important notice regarding the availability of proxy materials:

Cole Real Estate Investments, Inc. ("Cole") and American Realty Capital Properties, Inc. ("ARCP") have entered into an agreement and plan of merger by which Cole will merge with and into a direct, wholly-owned subsidiary of ARCP. Your vote is very important. Please read the proxy materials before you vote.

MEETING DATE: January 23, 2014
CUSIP NUMBER: 19329V105
CONTROL NUMBER: 012345678901

This e-mail represents all shares in the following accounts.

ACCOUNT NUMBER: [Account number to be provided]

INTERNET VOTING INSTRUCTIONS
Internet voting is accepted until 11:59 p.m. EST the day before the meeting.

Step 1: READ THE MATERIALS
The documents pertaining to the proposed merger can be found by visiting the following web site: http://WWW.PROXYVOTE.COM/0012345678901
Additionally, please refer to the Questions and Answers section of the Joint Proxy Statement/Prospectus on the above listed website, which may provide helpful information regarding the merger and proxy.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click on the URL address below:
http://www.adobe.com/products/acrobat/readstep2.html

Step 2: PLEASE VOTE
To access ProxyVote, you will need the above CONTROL NUMBER and your four digit PIN, which is the last four digits of your Social Security number.

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site. (If your e-mail software supports it, you can simply click on the below link.)

http://WWW.PROXYVOTE.COM/0012345678901

Step 3: THANK YOU FOR YOUR VOTE. IT IS VERY IMPORTANT.
We appreciate your participation and support.
If you have questions or need any assistance, please contact our proxy solicitor:
D.F. King & Co., Inc.
1.800.697.6975 (toll-free)

Additional Information:

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:                                 M012345678901

There are no charges for this service.  There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about ProxyVote.com.

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